Exhibit 10.19

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNLESS OTHERWISE PERMITTED UNDER THE ACT OR AN EXEMPTION THEREFROM.

Issued: November 10, 2022

WARRANT TO PURCHASE SHARES

of

NEXT RENEWABLE FUELS, inc.

THIS CERTIFIES THAT, for value received, UNITED AIRLINES VENTURES, LTD. (“United”) or one or more of its transferees (United or such transferee, as applicable, the “Holder”) is entitled, subject to the terms and conditions set forth herein, to purchase from NEXT RENEWABLE FUELS, INC., a Delaware corporation (the “Company”), Warrant Shares (as defined below), in the amounts, at such times and at the price per share set forth herein. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

This Warrant is issued in connection with the transactions described in the Subscription Agreement dated as of even date herewith between United and the Company and is one of a series of warrants issued to the Holder on such date.

1. Purchase of Warrant Shares. Subject to the terms and conditions herein, the Holder is entitled, upon surrender of this Warrant to the Company, to purchase from the Company up to 2,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) (as adjusted pursuant to Section 6 hereof, the “Warrant Shares”).

2. Exercise Price and Exercise Period.

(a) Exercise Price. The exercise price for the Warrant Shares shall be $5.00 per Share (the “Exercise Price”), subject to adjustment under Section 6 hereof.

(b) Exercisability; Vesting of Warrant Shares. This Warrant shall vest and become exercisable as to all of the Warrant Shares upon the public announcement by United or its Affiliates of United’s and/or its Affiliates’ equity investment, contemplated off-take and marketing-support arrangements with the Company as set forth in the Term Sheet (as defined below); provided, however, that if there earlier occurs a Liquidation Event, then this Warrant shall so vest and become exercisable in full as of immediately prior to the consummation of such Liquidation Event. For purposes hereof, “Term Sheet” means the non-binding Term Sheet for Debt and Equity Investment dated August 23, 2022 entered into between United and the Company. For the avoidance of doubt, once the foregoing vesting and exercisability conditions are initially met, then such conditions may not later be re-invoked, even if, for example, the parties never consummate any or all of the future transactions contemplated in the Term Sheet.

(c) Expiration Date. This Warrant shall be exercisable, in whole or in part, at any time and from time to time on or before 5:00 p.m. Pacific time on November 10, 2027 (the “Expiration Date”).

(d) Definitions. As used herein:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, for so long as the control exists. “Controlled” has a meaning analogous thereto.

“Liquidation Event” means (i) a merger or consolidation of the Company or a subsidiary of the Company in which the Company issues or exchanges shares of its capital stock pursuant to such merger or consolidation (excluding a transaction effected solely for purposes of changing the Company’s jurisdiction of incorporation), other than a merger or consolidation in which the holders of the voting securities of the Company outstanding immediately prior to such transaction retain, following such transaction, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving entity (or if the Company or such surviving entity is a subsidiary immediately following such transaction, its parent), (ii) an acquisition of the outstanding voting securities of the Company, in a single transaction or series of related transactions, other than an acquisition in which the holders of the voting securities of the Company outstanding immediately prior to such transaction retain, following such transaction, at least a majority of the total voting power represented by the outstanding voting securities of the Company, (iii) the sale, lease, transfer, license or other disposition of all or substantially all of the assets, business, technology or intellectual property of the Company or its subsidiaries, in a single transaction or series of related transactions, or (iv) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. A merger or reverse merger involving the Company and a special purpose acquisition company or similar entity (a “SPAC Transaction”) shall not be a Liquidation Event.

3. Method of Exercise.

(a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier’s or other check acceptable to the Company or by wire transfer to an account designated by the Company, of an amount equal to the aggregate Exercise Price of the Warrant Shares being purchased.

(b) Net Issue Exercise. In lieu of or in addition to exercising this Warrant pursuant to Section 3(a), the Holder may elect to receive Warrant Shares equal to the value of this Warrant, with respect to all or a portion of Warrant Shares then being purchased, by surrender of this Warrant at the principal office of the Company (with the notice of exercise form attached hereto as Exhibit A duly executed and indicating thereon such net-issue exercise), in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

            Y (A-B)

X = ———————

A

Where: X = the number of the Warrant Shares to be issued to the Holder as a result of the net issuance.

Y = the number of the Warrant Shares for which this Warrant is being exercised (as may have been adjusted under Section 6)

A = the fair market value of one Warrant Share on the date of determination

B = the Exercise Price (as may have been adjusted under Section 6))

(c) Automatic Cashless Exercise. Unless the Holder has earlier provided written notice that the Holder desires this Warrant to expire unexercised, then, to the extent that there has not been an exercise by the Holder pursuant to Section 3(a) or 3(b) hereof, and if this Warrant is then vested and a net issue exercise under Section 3(b) would result in the issuance of Warrant Shares, any portion of the Warrant that remains exercisable but unexercised shall be exercised automatically upon the Expiration Date (to be effective as of immediately prior to any expiration) pursuant to the mechanics described in Section 3(b). If this Warrant is so automatically exercised, then the Company shall notify the Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender this Warrant to the Company in accordance with the terms hereof.

(d) Fair Market Value. For purposes of this Section 3, the per share “fair market value” of the Warrant Shares shall mean: (i) if the Common Stock is publicly traded, (x) the average of the per-share closing prices of the Common Stock on the principal exchange on which the Common Stock is listed or if the Common Stock is not so listed, the average of the closing bid or sales price (as applicable), in each case for the fifteen (15) trading days ending three (3) trading days prior to the date of determination of fair market value, (y) the initial offering price to the public if this Warrant is exercised in connection a firmly committed underwritten initial public offering by the Company (an “IPO”), or (z) the reference price if this Warrant is exercised in connection with a direct listing of Common Stock by the Company following the effectiveness of a registration statement filed under the Act that registers Common Stock for resale not pursuant to an underwritten offering (a “Direct Listing”); (ii) if the Common Stock is not so publicly traded (but subject to the last sentence of this subsection (d)), the per share fair market value of the Warrant Shares shall be such fair market value as is determined in good faith by the Board of Directors of the Company (the “Board”), after taking into consideration factors it deems appropriate, including, without limitation, recent valuations undertaken by the Company, recent bona fide offers to acquire the Company or to make a substantial equity investment in the Company and/or sale and offer prices of the capital stock of the Company in private transactions negotiated at arm’s length (but in all such cases without applying discounts for marketability, illiquidity or lack of control); and (iii) in the event the Warrant is exercised in connection with a Liquidation Event, the per-share fair market value shall be equal to the consideration received by holders of Common Stock in such Liquidation Event. In the case of any dispute as to the Board’s calculation of the determination of fair market value under the preceding clause (ii), in the event the Holder, on the one hand, and the Company, on the other hand, are unable to settle such dispute within five (5) Business Days, then either party may elect to submit the disputed valuation for resolution by a public accounting firm the selection of which must be mutually agreed upon by the Holder and the Board. Such accounting firm’s determination of such valuation shall be binding upon all parties absent demonstrable error, and the Company and the Holder shall each pay one half of the fees and costs of such firm.

(e) Conditional Exercise. If an exercise of this Warrant is to be made in connection with a transaction of the Company (including, without limitation, pursuant to a Liquidation Event, IPO, SPAC Transaction or otherwise), then such exercise may (at the Holder’s election) be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction (but subject to such consummation).

(f) Payment of Taxes. The Company will pay all expenses in connection with, and all taxes attributable to, the issuance or delivery of Warrant Shares upon the exercise of this Warrant.

4. Certificates for Warrant Shares. As soon as practicable following the exercise of this Warrant, the Company shall issue the Holder a certificate or book-entry entitlement for the number of Warrant Shares so purchased and, if such exercise is in part, a new warrant of like tenor representing the remaining number of Warrant Shares purchasable under this Warrant.

5. Issuance of Warrant Shares. The Company covenants that the Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

6. Adjustment of Exercise Price and Number of Warrant Shares. The number of and kind of securities purchasable upon exercise of this Warrant as well as the Exercise Price shall be subject to adjustment from time to time as follows (but not so as to result in any double adjustment and only as to preserve the Warrant’s then relative present value):

(a) Merger, Consolidation or Sale of Assets. If at any time there shall be a merger or a consolidation of the Company with or into another entity when the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company or its subsidiaries in one or a series of related transactions, then, as part of such merger, consolidation or sale of assets, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor entity resulting from such merger, consolidation or sale, to which the Holder as a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled in such merger, consolidation or sale if this Warrant had been exercised immediately before such merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the merger, consolidation or sale. This provision shall apply to successive mergers or consolidations.

(b) Reclassification, Recapitalization, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, rights offering or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change (and the term “Common Stock” as used in this Section 6 shall thereafter refer to such other type or class of securities, as applicable).

(c) Split, Subdivision or Combination of Warrant Shares. If the Company at any time shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

(d) Common Stock Dividends. If the Company at any time pays a dividend with respect to Common Stock payable in shares of Common Stock, or makes any other distribution with respect to Common Stock payable in shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

(e)       Other Dividends. In case the Company at any time pays a dividend or makes a distribution on its Common Stock (other than a dividend or distribution in shares of Common Stock), the Holder shall have the right thereafter to receive upon the exercise of this Warrant, in addition to the shares of Common Stock deliverable upon such exercise, the cash or kind and amount of other securities and property which the Holder would have been entitled to receive if the Holder had exercised this Warrant immediately prior to the record date for the determination of stockholders entitled to receive such dividend or distribution. The amount of any such other securities and property which the Holder shall thereafter be entitled to receive upon the exercise of this Warrant shall be subject to adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to those contained herein with respect to the Common Stock. The provisions of this Section 6(e) shall similarly apply to successive dividends or distributions of the character specified above.

(f) Adjustment of Number of Warrant Shares. Whenever an adjustment is made in the Exercise Price pursuant to Sections 6(a) through 6(d), the total number of shares of Common Stock acquired upon exercise of this Warrant shall also be adjusted, to the nearest whole Warrant Share, to the product obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment in the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

(g) Anti-Dilution Conversion Price Adjustment. In the event that, while this Warrant remains outstanding, the Company issues any shares of Common Stock at, or Common Stock Equivalents (defined below) entitling the holder thereof to acquire shares of Common Stock for, a price per share less than the Exercise Price then in effect (such lower issuance price being referred to as the “Discounted Sale Price” and such issuance being referred to herein as a “Dilutive Issuance”), then the Exercise Price shall be reduced to equal the Discounted Sale Price. Notwithstanding the foregoing, no such adjustment to the Exercise Price shall be made pursuant to this Section 6(g) and a Dilutive Issuance shall not be deemed to have occurred as a result of any Exempt Issuance (defined below). The Company shall promptly notify United, in writing, following the closing of any Dilutive Issuance indicating therein the applicable Discounted Sale Price (such notice, the “Dilutive Issuance Notice”). For clarity, the failure of the Company to provide a Dilutive Issuance Notice pursuant to this Section 6(g) and/or the failure of the Company to provide accurate information in such notice shall not in any way affect the right of United to the benefits of the adjustments prescribed in this Section 6(g). As used herein, (i) the term “Common Stock Equivalents” shall mean any securities of the Company which entitle the holder thereof to acquire shares of Common Stock, including, without limitation, any convertible debt, convertible preferred stock, rights, options, warrants or other instruments that are at any time convertible into or exercisable for, or otherwise entitle the holder thereof to receive, shares of Common Stock; and (ii) the term “Exempt Issuance” shall mean any and all of the following issuances of shares of Common Stock and/or Common Stock Equivalents by the Company: (1) issuance made to employees, consultants, officers and/or directors of the Company in return for their services to the Company and issuances made pursuant to Company-approved equity compensation plans, (2) issuances made upon exercise or conversion of any Common Stock Equivalents, including any Company securities, outstanding as of the date hereof, (3) issuances made pursuant to a bona fide firm commitment underwritten public offering and (4) issuances made in connection with any strategic acquisition, merger, business combination or similar transaction, the primary purpose of which is not to raise equity capital.

(h) Notice of Adjustments; Other Notices.

(i) Whenever the Exercise Price or number or type of securities issuable hereunder shall be adjusted pursuant to any provision of this Section 6, the Company shall issue and provide to the Holder, prior written notice setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares of Common Stock purchasable hereunder after giving effect to such adjustment.

(ii) In addition, so long as this Warrant shall be outstanding, (A) if the Company intends to declare any dividend or make any distribution upon the Common Stock, (B) the Company anticipates a Liquidation Event, (C) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another entity, sale, lease or transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, where such aforementioned events are not within the Liquidation Event, (D) if the Company intends to offer to its shareholders rights to subscribe for or to purchase interests or securities convertible into shares of the Company, (E) the Company intends to effect a tender or exchange offer with respect to, or an offer to purchase, repurchase or redeem its shares, (F) the Company intends to take an action that will have the effect of changing the percentage of outstanding shares of Common Stock represented by the Warrant Shares, or (G) the Company intends to take any other action in connection with which the Company will send a communication to its shareholders (whether as a notice, request for consent or waiver or otherwise), then in each such case, the Company shall cause to be mailed to the Holder, at least fifteen (15) days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a description of the event or proposed action and stating the date on which (x) a record is to be taken for the purpose of such action (if applicable), or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up or offer is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other securities or property (including rights) deliverable upon the occurrence of the same.

7. Reservation of Stock. The Company agrees during the period in which the rights under this Warrant are exercisable to reserve and keep available from its authorized and unissued shares of Common Stock for the purpose of effecting the delivery upon exercise of this Warrant such number of validly issued, fully paid and nonassessable shares of Common Stock as shall from time to time be deliverable upon the exercise of this Warrant.

8. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Warrant Shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

9. Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows, and agrees that the following will remain accurate for so long as this Warrant remains outstanding:

(a) The execution and delivery of this Warrant have been duly and properly authorized by all requisite corporate action of the Company, and no consent of any other person is required as a prerequisite to the validity and enforceability of this Warrant that has not been obtained. The Company has the full legal right, power and authority to execute and deliver this Warrant and to perform its obligations hereunder.

(b) The Company is not a party to or otherwise subject to any contract or agreement that restricts or otherwise affects its right to execute and deliver this Warrant or to perform its obligations hereunder (including the issuance of Warrant Shares), except where all necessary consents or waivers have been obtained. Neither the execution, delivery nor performance of this Warrant (including the issuance of Warrant Shares) will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in any violation of, result in the creation of any lien upon any properties of the Company under, require any consent, approval or other action by or notice to or filing with any court or governmental body pursuant to, the Company’s certificate of incorporation or bylaws, any award of any arbitrator or any agreement, instrument or law to which the Company is subject or by which it is bound, other than such consent, approval or action which has been obtained prior to the date of issuance hereof.

(c) The issuance of this Warrant is, and assuming the continuing accuracy of the Holder’s representations and warranties herein and no change in applicable law, the issuance of the Warrant Shares upon exercise of this Warrant will be, exempt from registration and qualification under applicable federal and state securities laws. The Warrant Shares, when issued pursuant to the terms hereof, will be fully paid, nonassessable, and not subject to any liens or encumbrances.

10. Representations and Warranties by the Holder. By acceptance of this Warrant, the Holder represents and warrants to the Company as follows:

(a) This Warrant and the Warrant Shares issuable upon exercise hereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering within the meaning of the Act.

(b) The Holder understands that this Warrant and the Warrant Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(a)(2) thereof, and that the Holder bears the economic risk of such investment, unless a subsequent disposition thereof is registered under the Act or is exempt from or not subject to such registration.

(c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of this Warrant and the Warrant Shares purchasable pursuant to the terms of this Warrant.

(d) The Holder is able to bear the economic risk of the purchase of the Warrant Shares.

11. Restrictive Legend. The Warrant Shares (unless later registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. COPIES OF THE SUBSCRIPTION AGREEMENT AND A RELATED SIDE-LETTER AGREEMENT COVERING THE ISSUANCE OF THIS WARRANT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. THE SHARES MAY NOT BE TRANSFERRED, SOLD OR HYPOTHECATED ABSENT REGISTRATION OR AN EXEMPTION THEREFROM

12. Transfer of the Warrant.

(a) Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder any of other holders of warrants. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change.

(b) Transferability of the Warrant. Subject to the provisions of this Warrant with respect to compliance with the Act, title to this Warrant (and the rights herein) may be transferred (in whole or in part) by the Holder by endorsement and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery. Notwithstanding anything else in this Warrant to the contrary, this Warrant may however only be transferred (in whole or in part) to an “accredited investor” or otherwise in compliance with the Act. For the avoidance of doubt, the Company may not assign or delegate any of its rights or obligations hereunder without the prior written consent of the Holder.

(c) Exchange of the Warrant upon a Transfer. On surrender of this Warrant for transfer, subject to the provisions of this Warrant with respect to compliance with the Act and limitations on transfers, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder may direct, for the number of Warrant Shares issuable upon exercise hereof, and the Company shall register any such transfer in the Warrant Register.

13. Notices. All notices hereunder shall be effective when given, and shall be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile or email transmission, if delivered by facsimile or email transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at c/o United Airlines, 233 South Wacker Drive – HDQLD, Chicago, IL 60606, Attn: Gerald Laderman, Executive Vice President and Chief Financial Officer, with a copy (which shall not constitute notice) to Sidley Austin LLP, 1999 Avenue of the Stars, 17th Fl., Los Angeles, CA 90067, Attn. Stephen Ballas, and (ii) if to the Company, at NEXT Renewable Fuels, Inc., 11767 Katy Freeway, Suite 705, Houston, TX 77079, Attn: Christopher Efird, CEO, or at such other address as the Holder or the Company (as applicable) shall have furnished in writing.

14. Ultimate Parent Entity. The Holder and the Company intend that this Warrant is issued by, and the Warrant Shares are securities of, the ultimate parent entity of the Company’s renewable-fuels operations. For so long as this Warrant is outstanding, the Company may not undergo any reorganization if it would not be such an ultimate parent entity.

15. Confidentiality: This Warrant and its terms shall be subject to the confidentiality obligations set forth in the Confidentiality Agreement, dated as of July 11, 2022 (the “NDA”), by and between the Company and United Airlines, Inc.

16. Governing Law; JURY TRIAL WAIVER. This Warrant shall be governed by the laws of the State of Delaware, without regard to the conflicts of law provisions of any jurisdiction. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS WARRANT (IN TORT, CONTRACT OR OTHERWISE) IS HEREBY WAIVED.

17. Amendments and Waivers. No modification of or amendment to this Warrant, nor any waiver of any rights under this Warrant, will be effective unless in a writing signed by both the Holder and the Company. Waiver by the Holder of a breach of any provision of this Warrant will not operate as a waiver of any other or subsequent breach.

18. Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

19. Attorney’s Fees. If any action (whether in tort, contract or otherwise) is brought to enforce or interpret any provision of this Warrant, or the rights or obligations of any party hereunder, the prevailing or successful party shall be entitled to recover all reasonable attorneys’ fees and costs incurred or sustained by such party in connection with such action.

20. No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Warrant against impairment.

21. Counterparts. The Warrant may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Facsimile copies or pdf copies of signature pages shall be binding originals.

22. Titles and Subtitles; Interpretation. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and of exhibits attached hereto. The term “including,” wherever used herein, means “including, without limitation.”

23. Entire Agreement. This Warrant constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersedes all prior agreements and understandings (oral or written) relating to the subject matter hereof.

[Signature page follows]

The Company has caused this Warrant to be issued as of the date first written above.

THE COMPANY:

NEXT RENEWABLE FUELS, INC.

By:	/s/ Christopher Efird
	Name:	Christopher Efird
	Title:	Chairperson and Chief Executive Officer

ACKNOWLEDGED AND AGREED:

THE HOLDER:

UNITED AIRLINES VENTURES, LTD.

By:	/s/ Michael Leskinen
	Name:	Michael Leskinen
	Title:	President

EXHIBIT A

NOTICE OF EXERCISE

TO:	NEXT Renewable Fuels, Inc.

11767 Katy Freeway

Suite 705

Houston, Texas 77079

1. The undersigned hereby elects to purchase __________ shares of NEXT Renewable Fuels, Inc. pursuant to the terms of the attached Warrant.

2. Method of Exercise (Please initial one or more of the applicable blanks):

____ The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith or by concurrent wire transfer payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

____ The undersigned elects to exercise all or a portion of the attached Warrant by means of the net exercise provisions of Section 3(b) of the Warrant.

3. Please issue a certificate or certificates, including book-entry entitlements, representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Signature)

(Name)

(Date)	(Title)